Exhibit 99.1

DTE Energy reports second quarter 2012 results

DETROIT - DTE Energy (NYSE:DTE) today reported second quarter 2012 earnings of $146 million, or $0.86 per diluted share, compared with $202 million, or $1.19 per diluted share in 2011. Reported earnings in the second quarter of 2011 include an $88 million, or $0.52 per diluted share, adjustment to reduce income tax expense. This non-cash income tax benefit was the result of the enactment of the Michigan Corporate Income Tax in May of 2011 and the related remeasurement of deferred tax assets and liabilities at our non-utility businesses.

Operating earnings for the second quarter 2012 were $146 million, or $0.86 per diluted share, compared with 2011 operating earnings of $111 million, or $0.65 per diluted share. Operating earnings exclude non-recurring items and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.

“Record-setting high temperatures in our service territory provided an increase in demand at our electric utility,” said Gerard M. Anderson, DTE Energy chairman, president and CEO. “The hot weather and severe storms we've seen so far this summer are reminders of why DTE Energy's plan to invest $1.4 billion in our distribution system reliability over the next five years is so important.”

Anderson also highlighted new investments in renewable energy. “Last month, we started full commercial operation of the Gratiot County Wind Park, Michigan's largest wind project, which will provide the power to serve the equivalent of more than 50,000 homes. We have an additional four wind parks under construction in Michigan's thumb region that will more than double that capacity by the end of 2013. These are good examples of our ongoing commitment to invest in renewable energy.”

Reported earnings for the first six months ended June 30, 2012 were $302 million or $1.77 per diluted share versus $378 million or $2.23 per diluted share in 2011. Year-to-date operating earnings were $302 million or $1.77 per diluted share, compared with $299 million or $1.76 per diluted share in 2011.

Outlook for 2012

DTE Energy reiterated its 2012 operating earnings guidance of $3.65 to $3.95 per diluted share.

“Increased electricity usage so far this summer has boosted operating earnings and helped to offset the impact the warm first quarter had on our gas utility's earnings,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “We remain on track to meet our financial goals for 2012.”

Meador also provided an update on DTE Energy's commitment to the State of Michigan as part of the Pure Michigan Business Connect initiative to increase spending on goods and services with Michigan-based suppliers. “We are off to a great start on our 2012 target of $575 million, with $346 million of Michigan spend through June,” said Meador. “This is an $81 million increase over year-to-date June 2011 and illustrates DTE Energy's commitment to be a force for growth and prosperity in our state.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com.

DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9:00 a.m. EDT Friday, July 27, to discuss second quarter 2012 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US/CAN Toll free: (800) 419-9895 or Int'l Toll: (913) 312-0643. The passcode is 4907918. The internet broadcast will be archived on the company's website. An audio replay of the call will be available from noon today to August 10. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 4907918.

DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan, and other non-utility, energy businesses focused on gas storage and pipelines, unconventional gas production, power and industrial projects, and energy trading. Information about DTE Energy is available at www.dteenergy.com.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2012 operating earnings guidance. It is likely that certain items that impact the company's 2012 reported results will be excluded from operating results. Reconciliations to the comparable 2012 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy's and Detroit Edison's 2011 Forms 10-K and 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.

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For further information, members of the media may call:

Scott Simons (313) 235-8808        Len Singer (313) 235-8809

Analysts, for further information call:

Mark Rolling (313) 235-7663        Kurt Wasiluk (313) 235-7726

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in Millions, Except per Share Amounts)	2012	2011	2012	2011
Operating Revenues	$2,025	$2,028	$4,274	$4,459
Operating Expenses
Fuel, purchased power and gas	697	771	1,586	1,842
Operation and maintenance	708	647	1,434	1,278
Depreciation, depletion and amortization	250	248	482	493
Taxes other than income	79	77	174	160
Asset (gains) and losses, reserves and impairments, net	(3)	(3)	(8)	8
	1,731	1,740	3,668	3,781
Operating Income	294	288	606	678
Other (Income) and Deductions
Interest expense	109	124	222	250
Interest income	(3)	(2)	(5)	(5)
Other income	(41)	(18)	(78)	(39)
Other expenses	12	8	19	15
	77	112	158	221
Income Before Income Taxes	217	176	448	457
Income Tax Expense (Benefit)	70	(24)	143	79
Net Income	147	200	305	378
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1	(2)	3	—
Net Income Attributable to DTE Energy Company	$146	$202	$302	$378
Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.86	$1.19	$1.77	$2.23
Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.86	$1.19	$1.77	$2.23
Weighted Average Common Shares Outstanding
Basic	170	169	170	169
Diluted	171	170	171	170
Dividends Declared per Common Share	$0.59	$0.59	$1.18	$1.15

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30
	2012			2011
	Reported		Operating	Reported			Operating
(in Millions)	Earnings	Adjustments	Earnings	Earnings	Adjustments		Earnings
Electric Utility	$127	$—	$127	$103	$(3)	A	$100
Gas Utility	4	—	4	(3)	—		(3)
Non-utility Operations
Gas Storage and Pipelines	17	—	17	14	—		14
Unconventional Gas Production	(2)	—	(2)	(1)	—		(1)
Power and Industrial Projects	10	—	10	5	—		5
Energy Trading	4	—	4	12	—		12
Total Non-utility operations	29	—	29	30	—		30
Corporate and Other	(14)	—	(14)	72	(88)	B	(16)
Net Income Attributable to DTE Energy Company	$146	$—	$146	$202	$(91)		$111

Adjustments key
A) Fermi 1 asset retirement obligation
B) Income tax adjustment due to enactment of the Michigan Corporate Income Tax in May 2011.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30
	2012			2011
	Reported		Operating	Reported			Operating
(in Millions)	Earnings	Adjustments	Earnings	Earnings	Adjustments		Earnings
Electric Utility	$0.74	$—	$0.74	$0.61	$(0.02)	A	$0.59
Gas Utility	0.02	—	0.02	(0.02)	—		(0.02)
Non-utility Operations
Gas Storage and Pipelines	0.10	—	0.10	0.09	—		0.09
Unconventional Gas Production	(0.01)	—	(0.01)	(0.01)	—		(0.01)
Power and Industrial Projects	0.06	—	0.06	0.03	—		0.03
Energy Trading	0.02	—	0.02	0.07	—		0.07
Total Non-utility operations	0.17	—	0.17	0.18	—		0.18
Corporate and Other	(0.07)	—	(0.07)	0.42	(0.52)	B	(0.10)
Net Income Attributable to DTE Energy Company	$0.86	$—	$0.86	$1.19	$(0.54)		$0.65

Adjustments key
A) Fermi 1 asset retirement obligation
B) Income tax adjustment due to enactment of the Michigan Corporate Income Tax in May 2011.

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30
	2012			2011
	Reported		Operating	Reported			Operating
(in Millions)	Earnings	Adjustments	Earnings	Earnings	Adjustments		Earnings
Electric Utility	$223	$—	$223	$188	$9	A	$197
Gas Utility	56	—	56	80	—		80
Non-utility Operations
Gas Storage and Pipelines	34	—	34	29	—		29
Unconventional Gas Production	(3)	—	(3)	(3)	—		(3)
Power and Industrial Projects	18	—	18	15	—		15
Energy Trading	2	—	2	14	—		14
Total Non-utility operations	51	—	51	55	—		55
Corporate and Other	(28)	—	(28)	55	(88)	B	(33)
Net Income Attributable to DTE Energy Company	$302	$—	$302	$378	$(79)		$299

Adjustments key
A) Fermi 1 asset retirement obligation
B) Income tax adjustment due to enactment of the Michigan Corporate Income Tax in May 2011.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30
	2012			2011
	Reported		Operating	Reported			Operating
(in Millions)	Earnings	Adjustments	Earnings	Earnings	Adjustments		Earnings
Electric Utility	$1.30	$—	$1.30	$1.11	$0.05	A	$1.16
Gas Utility	0.33	—	0.33	0.48	—		0.48
Non-utility Operations
Gas Storage and Pipelines	0.20	—	0.20	0.17	—		0.17
Unconventional Gas Production	(0.02)	—	(0.02)	(0.02)	—		(0.02)
Power and Industrial Projects	0.11	—	0.11	0.09	—		0.09
Energy Trading	0.01	—	0.01	0.08	—		0.08
Total Non-utility operations	0.30	—	0.30	0.32	—		0.32
Corporate and Other	(0.16)	—	(0.16)	0.32	(0.52)	B	(0.20)
Net Income Attributable to DTE Energy Company	$1.77	$—	$1.77	$2.23	$(0.47)		$1.76

Adjustments key
A) Fermi 1 asset retirement obligation
B) Income tax adjustment due to enactment of the Michigan Corporate Income Tax in May 2011.